Consent of Independent Public Accountants


     As independent public accountants, we hereby consent to the incorporation of our reports dated January 15, 1999 on Hospitality Properties Trust into HRPT Properties Trust's Form 10-K and into the Company's previously filed Registration Statement File No. 333-56051, 333-47815 and 33-62135.



                                                         /s/ Arthur Andersen LLP

Washington, D.C.
March 29, 1999